PY-I-A-1

CSFB04-AR03 - I-A-1 - $101-08

Balance	[Contact Desk]	Delay	24	Formula	N/A	WAC(1)	5	WAM(1)	358
Coupon*	3.545	Dated	3/1/04	NET(1)	4.211	WALA(1)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [0.6653%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-04	2.886	2.834	2.812	2.776	2.751	2.711	2.638	2.556	2.465	2.359
101-04+	2.879	2.826	2.803	2.767	2.742	2.701	2.628	2.545	2.452	2.346
101-05	2.871	2.818	2.795	2.758	2.733	2.692	2.618	2.534	2.440	2.332
101-05+	2.864	2.810	2.787	2.750	2.724	2.682	2.607	2.523	2.428	2.319
101-06	2.856	2.802	2.778	2.741	2.715	2.673	2.597	2.511	2.415	2.305
101-06+	2.849	2.794	2.770	2.732	2.706	2.663	2.587	2.500	2.403	2.292
101-07	2.841	2.786	2.762	2.723	2.696	2.654	2.576	2.489	2.391	2.278
101-07+	2.834	2.778	2.753	2.715	2.687	2.644	2.566	2.477	2.378	2.265
101-08	2.826	2.769	2.745	2.706	2.678	2.635	2.556	2.466	2.366	2.251
101-08+	2.819	2.761	2.736	2.697	2.669	2.625	2.545	2.455	2.354	2.238
101-09	2.811	2.753	2.728	2.688	2.660	2.616	2.535	2.444	2.341	2.224
101-09+	2.804	2.745	2.720	2.679	2.651	2.606	2.525	2.432	2.329	2.211
101-10	2.796	2.737	2.711	2.671	2.642	2.597	2.514	2.421	2.317	2.197
101-10+	2.789	2.729	2.703	2.662	2.633	2.587	2.504	2.410	2.304	2.184
101-11	2.781	2.721	2.695	2.653	2.624	2.578	2.494	2.399	2.292	2.170
101-11+	2.774	2.713	2.686	2.644	2.615	2.568	2.483	2.387	2.280	2.157
101-12	2.766	2.705	2.678	2.636	2.606	2.559	2.473	2.376	2.268	2.143

Spread @ Center Price**	72.9	76.5	78.0	80.0	81.1	82.2	83.1	82.5	80.3	76.3
WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_1MO	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090	1.090
LIBOR_6MO	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170	1.170
LIBOR_1YR	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375	1.375
CMT_1YR	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227	1.227

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.120	1.170	1.375	1.690	2.005	2.566	3.016	3.379

** Spread to N

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.						PRELIMINARY - SUBJECT TO CHANGE